Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & NINE-MONTH 2013 RESULTS

Continued Strong Demand Fuels Excellent Business Performance

Newport Beach, CA – October 31, 2013 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2013.

Fiscal 2013 Nine Month Financial Highlights – versus Fiscal 2012 Nine Month Results

•	Net sales improved from $261.9 million to $305.5 million, an increase of 17%

•	Net income improved from $25.6 million to $34.2 million, an increase of 34%

•	Earnings per diluted share improved from $0.89 to $1.18, an increase of 33%

Fiscal 2013 Third Quarter Financial Highlights – versus Fiscal 2012 Third Quarter Results

•	Net sales improved from $89.8 million to $97.2 million, an increase of 8%

•	Net income improved from $8.1 million to $8.9 million, an increase of 10%

•	Earnings per diluted share improved from $0.28 to $0.31, an increase of 11%

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report record third quarter and year-to-date revenue and earnings growth. Our quarterly results benefited from strong sales of Bidrin®, Thimet® and our Force® corn soil insecticide in Smartbox. In the face of challenging market dynamics, we have reported our best ever Company performance. Looking forward, as the industry ramps up for the 2014 planting season and prepares to cope with the reported intensification of weed and insect pressure, we are ready to supply growers with the best selection of proven crop protection tools available.”

Mr. Wintemute continued: “We continue to achieve strong gross margin levels, posting 46% in the first nine months of 2013 and 44% in the third quarter. Our 2013 sales have been enhanced by the extended agreement with Monsanto to co-market our Impact® herbicide with their market leading Roundup glyphosate brands. Demand for our wide range of granular soil insecticides continues to grow, as expanding insect resistance encourages the use of our products in conjunction with genetically modified trait seed. Further, we continue to manage our balance sheet for long-term growth and have strengthened our organization to capitalize on promising opportunities in product development, international expansion and non-agricultural pest control markets.”

Mr. Wintemute concluded: “Over the next several quarters, we expect to see strong demand for our diversified product lines across the many crops and geographies that we serve. Furthermore, for the 2014 planting season, we are planning to introduce a liquid, fertilizer-ready corn soil insecticide, which will complement our industry-leading portfolio of granular SmartBox products. AMVAC’s proven, yield-enhancing products are an essential part of integrated pest management, and solidify American Vanguard’s important role in the future of modern agriculture worldwide.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, October 31, 2013. Interested parties may participate in the call by dialing (201) 493-6744 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2013	2012	2013	2012
Net sales	$97,201	$89,836	$305,499	$261,928
Cost of sales	54,042	50,211	166,493	146,579

Gross profit	43,159	39,625	139,006	115,349
Operating expenses	28,025	26,460	84,823	73,540

Operating income	15,134	13,165	54,183	41,809
Interest expense	464	701	1,712	2,157
Interest capitalized	(20)	(165)	(245)	(313)

Income before provision for income tax	14,690	12,629	52,716	39,965
Income tax expense	5,559	4,553	18,500	14,411

Income before loss on equity investment	9,131	8,076	34,216	25,554
Loss from equity method investment	386	—	386	—

Net income	8,745	8,076	33,830	25,554
Net loss attributable to non-controlling interest	125	—	341	—

Net income attributable to American Vanguard	8,870	8,076	34,171	25,554
Change in fair value of interest rate swaps	133	41	485	87
Foreign currency translation adjustment	(126)	306	(195)	428

Comprehensive income	$8,877	$8,423	$34,461	$26,069

Earnings per common share—basic	$0.31	$0.29	$1.21	$0.92

Earnings per common share—assuming dilution	$0.31	$0.28	$1.18	$0.89

Weighted average shares outstanding—basic	28,322	27,970	28,295	27,818

Weighted average shares outstanding—assuming dilution	28,889	28,878	28,890	28,673

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS

	Sept. 30, 2013	Dec. 31, 2012
	(Unaudited)	(Note)
Current assets:
Cash	$12,325	$38,476
Receivables:
Trade, net of allowance for doubtful accounts of $543 and $623, respectively	109,318	76,073
Other	2,489	1,230

	111,807	77,303

Inventories	127,172	87,951
Prepaid expenses and other short-term assets	12,381	13,710
Deferred income tax assets	4,877	4,877

Total current assets	268,562	222,317
Property, plant and equipment, net	51,642	45,701
Intangible assets, net of applicable amortization	108,641	113,521
Other assets	34,569	18,351

	$463,414	$399,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$71	$16,247
Current installments of other liabilities	1,635	1,839
Accounts payable	32,764	32,838
Deferred revenue	393	20,427
Accrued program costs	95,722	32,335
Accrued expenses and other payables	11,271	8,671
Income taxes payable	736	1,313

Total current liabilities	142,592	113,670
Long-term debt, excluding current installments	38,894	36,196
Other liabilities, excluding current installments	3,932	5,425
Deferred income taxes	19,163	19,163

Total liabilities	204,581	174,454

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,997,686 shares at September 30, 2013 and 30,766,730 shares at December 31, 2012	3,100	3,077
Additional paid-in capital	58,181	54,323
Accumulated other comprehensive loss	(1,472)	(1,762)
Retained earnings	203,610	174,243

	263,419	229,881

Less treasury stock, at cost, 2,310,634 shares at September 30, 2013 and at December 31, 2012	(4,804)	(4,804)

American Vanguard stockholders’ equity	258,615	225,077
Non-controlling interest	218	359

Total stockholders’ equity	258,833	225,436

	$463,414	$399,890

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2013 and 2012

(Unaudited)

Increase (decrease) in cash	2013	2012
Cash flows from operating activities:
Net income	$33,830	$25,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	11,183	9,915
Amortization of other long term assets	2,976	2,061
Amortization of discounted liabilities	130	592
Stock-based compensation	2,895	1,856
Tax benefit from exercise of stock options	(57)	(493)
Loss from equity method investment	386	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(34,304)	(36,515)
Increase in inventories	(39,221)	(21,747)
Increase in prepaid expenses and other assets	(14,564)	(8,862)
(Increase) decrease in income tax receivable/payable, net	(520)	644
Increase in accounts payable	412	8,743
Decrease in deferred revenue	(20,034)	(6,270)
Increase in other liabilities	64,088	37,623

Net cash provided by operating activities	7,200	13,101

Cash flows from investing activities:
Capital expenditures	(12,290)	(14,908)
Investment	(3,687)	—

Net cash used in investing activities	(15,977)	(14,908)

Cash flows from financing activities:
Net borrowings under line of credit agreement	38,750	—
Payments on long-term debt	(46,000)	(6,000)
Payments on other long-term liabilities	(1,415)	—
Tax benefit from exercise of stock options	57	493
Decrease in other notes payable	(6,154)	(6,460)
Payment of cash dividends	(3,390)	(1,380)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	929	3,260

Net cash used in financing activities	(17,223)	(10,087)

Net decrease in cash	(26,000)	(11,894)
Cash and cash equivalents at beginning of year	38,476	35,085
Effect of exchange rate changes on cash	(151)	433

Cash and cash equivalents as of September 30	$12,325	$23,624